UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on September 11, 2023, Comera Life Sciences Holdings, Inc. (the “Company”) issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock in a private placement, which combined with prior Equity Financings (as defined in the Certificate of Designation (the “Certificate of Designation”) of the shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”)) constituted a Qualifying Financing Event (as defined in the Certificate of Designation).

On December 28, 2023, Maxim Group LLC (“Maxim”), the then sole holder of the Series A Preferred Stock, sold 3,895.53 shares of Series A Preferred Stock, representing all of the Series A Preferred Stock then issued and outstanding, to Comera SPV LLC (“Comera SPV”), the current sole holder of the Series A Preferred Stock.

As previously disclosed, on December 29, 2023, the Company issued and sold to certain purchasers (the “Purchasers”) in a private placement (the “Private Placement”) $1,500,000 in aggregate principal amount of 12.0% Senior Secured Convertible Notes due 2024 (collectively, the “Notes”) and accompanying warrants (the “Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to 200% of the number of shares of Common Stock issuable upon conversion of the Notes immediately following the closing of the Private Placement, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and the Purchasers.

In accordance with the Purchase Agreement, Comera SPV (i) consented to the negotiation, preparation, execution, delivery and performance of the transaction documents related to the Private Placement by the Company or any of its representatives, including the consummation of the Private Placement and the issuance of the Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants (collectively, the “Securities”), and (ii) waived its right of redemption, as described in Section 12 of the Certificate of Designation, and waived any protective provisions applicable to the Company, as described in Section 5(b) of the Certificate of Designation, in each case, together with any other similar rights of Comera SPV or restrictions on the Company under the Certificate of Designation or any other agreement between Comera SPV and the Company or any stockholders of the Company, with respect to the Private Placement and the issuance of the Securities.

Pursuant to the terms of the Certificate of Designation, following a Qualifying Financing Event, the Company is obligated to provide written notice to the holders of the Series A Preferred Stock and make a public announcement of the aggregate Qualifying Financing Proceeds within three trading days of a Series A Quarterly Dividend Payment Date (as defined in the Certificate of Designation). As of January 2, 2023, the most recent Series A Quarterly Dividend Payment Date, and after giving effect to the waiver and consent described above, the aggregate amount of Qualifying Financing Proceeds was nil.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Chief Financial Officer